FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2014 FIRST QUARTER RESULTS

West Palm Beach, FL – February 13, 2014 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its first fiscal quarter ended December 31, 2013.

After reporting annual operating income in fiscal 2013 for the first time since fiscal 2006, Forward continued to generate operating income of $0.4 million in the fiscal 2014 first quarter compared to an operating loss of $52 thousand in the fiscal 2013 first quarter. Other key financial results for the fiscal 2014 first quarter, compared to the fiscal 2013 first quarter, are as follows:

Fiscal 2014 First Quarter Financial Results – Compared to the 2013 first quarter results:

  Net sales increased $1.4 million, or 21%, to $8.4 million in the 2014 quarter due primarily to higher sales of Diabetic products, which increased $1.2 million, and, to a lesser extent, higher sales of Other products, which increased $0.2 million in the 2014 quarter.

  Gross profit increased $0.3 million to $1.8 million, or 22% of net sales, in the 2014 quarter, compared to $1.5 million, or 21% of net sales, in the 2013 quarter.

  Sales and marketing expenses increased $0.1 million, or 29%, to $0.6 million in the 2014 quarter due primarily to higher personnel costs resulting from the restructuring and expansion of our sales and sales support departments.

  General and administrative expenses decreased $0.2 million, or 20%, to $0.9 million in the 2014 quarter due primarily to higher personnel costs, and travel and entertainment costs, incurred in the 2013 quarter in connection with our restructuring. In addition, professional fees incurred in the 2013 quarter were higher primarily as a result of the Targus lawsuit.

  Other expense (income), net, shifted to $25 thousand of expense in the 2014 quarter from $(0.2) million of income in the 2013 quarter primarily as a result of net realized and unrealized losses on investments in marketable securities.

  Net income from continuing operations increased to $0.3 million, or $0.04 per basic and diluted share, in the 2014 quarter from $0.2 million, or $0.02 per basic and diluted share, in the 2013 quarter.

  Net income (loss) from discontinued operations was $5 thousand, or $0.00 per basic and diluted share, in the 2014 quarter, compared to ($42) thousand, or $(0.00) per basic and diluted share, in the 2013 quarter.

Robert Garrett, Jr., Forward’s Chief Executive Officer, commented: “After turning in our first fiscal year with operating income since fiscal 2006, we continue to invest carefully in fiscal 2014 to build out the capabilities of our sales and marketing teams as we seek to both grow and diversify our revenue streams. Our market remains highly competitive, but we continue to believe our ability to provide innovative and differentiated solutions to our existing and prospective customers sets us apart from our competition.

In addition to our organic growth and diversification efforts, we have initiated a search process to identify potential acquisition targets that would further leverage our operating infrastructure.  We anticipate that this search process will be ongoing with the goal of identifying prospective target companies that, if acquired, would be accretive to our organic results.

“We remain challenged with respect to our customer and product concentrations, which impose on us a heightened sensitivity to fluctuations in sales demand and downward pricing pressure. However, we believe we can continue to overcome these challenges if we successfully execute our organic and strategic growth initiatives.”

The tables below are derived from the Company’s unaudited, consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2013 and 2012. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2014 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2013 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

James McKenna, CFO

(561) 465-0070

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,
	2013	2012
Net sales...........................................................................	$8,415,477	$6,973,370
Cost of goods sold..............................................................	6,570,277	5,473,783
Gross profit.......................................................................	1,845,200	1,499,587

Operating expenses:
Sales and marketing......................................................	616,707	477,381
General and administrative.............................................	856,491	1,074,038
Total operating expenses.....................................	1,473,198	1,551,419

Income (loss) from operations..........................................	372,002	(51,832)

Other expense (income):
Interest income.............................................................	(8,518)	(1,820)
Loss (gain) on marketable securities, net........................	80,839	(242,371)
Other (income) expense, net..........................................	(47,162)	11,099
Total other expense (income), net........................	25,159	(233,092)

Income from continuing operations before income tax expense	346,843	181,260
Income tax expense...........................................................	25	75
Income from continuing operations	346,818	181,185
Income (loss) from discontinued operations, net of tax expense of $0 and $920, respectively..................................................	4,609	(42,420)
Net income.......................................................................	351,427	138,765
Preferred stock dividends and accretion........	(48,898)	--
Net income applicable to common equity............	$302,529	$138,765

Net income.......................................................................	$351,427	$138,765
Other comprehensive income:
Change in unrealized gains on marketable securities.......	--	23,744
Translation adjustments................................................	479	5,615
Total other comprehensive income	479	29,359
Comprehensive income...................................................	$351,906	$168,124

Net income (loss) per basic and diluted common share:
Income from continuing operations......................................	$0.04	$0.02
Income (loss) from discontinued operations.........................	$0.00	$(0.00)
Net income per share.....................................................	$0.04	$0.02

Weighted average number of common and common equivalent shares outstanding
Basic.........................................................................	8,160,571	8,106,897
Diluted.......................................................................	8,171,011	8,106,897

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
	(Unaudited)	(Note 1)
Assets:
Current assets:
Cash and cash equivalents....................................................	$5,399,113	$6,616,995
Marketable securities............................................................	1,169,743	1,080,747
Accounts receivable .............................................................	6,079,326	4,382,406
Inventories............................................................................	2,066,411	2,050,710
Prepaid expenses and other current assets.............................	351,490	390,153
Assets of discontinued operations..........................................	336,263	339,382
Total current assets.....................................................	15,402,346	14,860,393

Property and equipment, net..................................................	122,954	129,987
Other assets........................................................................	40,961	40,493
Total Assets...........................................................................	$15,566,261	$15,030,873

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable................................................................	$3,857,167	$3,541,193
Accrued expenses and other current liabilities........................	1,152,716	1,270,457
Liabilities of discontinued operations......................................	3,176	25,438
Total current liabilities.................................................	5,013,059	4,837,088

Other liabilities....................................................................	82,811	82,811
Total Liabilities....................................................................	5,095,870	4,919,899

6% Senior Convertible Preferred Stock, par value $0.01 per share; 1,500,000 shares authorized; 648,846 shares issued and outstanding (aggregate liquidation value of $1,275,000).......	746,280	716,664

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; 2,400,000 undesignated; no shares issued and outstanding.	--	--
Series A Participating Preferred stock, par value $0.01; 100,000 authorized; no shares issued and outstanding..........................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,902,218 and 8,819,095 shares issued; and 8,195,808 and 8,112,685 shares outstanding, respectively..................................................................	89,022	88,191
Additional paid-in capital......................................................	17,991,289	17,965,327
Treasury stock, 706,410 shares at cost................................	(1,260,057)	(1,260,057)
Accumulated deficit............................................................	(7,076,171)	(7,378,700)
Accumulated other comprehensive loss................................	(19,972)	(20,451)
Total shareholders’ equity..................................................	9,724,111	9,394,310
Total liabilities and shareholders’ equity...........................	$15,566,261	$15,030,873